Exhibit 3.2

ACUITY ~~BRANDS,~~ INC.

AMENDED AND RESTATED BYLAWS

Amended and Restated as of ~~January 25~~March 26, ~~2024~~2025

ARTICLE I. STOCKHOLDERS

Section 1. Annual Meetings, Proposals and Nominations.

(a) An annual meeting of the stockholders, for (i) the election of directors to succeed those whose terms expire and (ii) the transaction of such other business, each as shall properly come before the meeting pursuant to the provisions of this Section 1, shall be held at such place, on such date, and at such time as the board of directors (the “Board of Directors”) of Acuity ~~Brands,~~ Inc. (the “Corporation”) shall each year fix.

(b) Business at Annual Meetings of Stockholders.

(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 1(c) and Section 9 of this Article I) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 1(b) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 1(b). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii) For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 1(c) and Section 9 of this Article I) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 1(b)(iii) of this Article I to the Secretary of the Corporation and such business must otherwise be appropriate for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice for such business must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the Public Announcement (as defined in Section 1(1) of this Article I) of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting.

In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter of business the stockholder proposes to bring before a meeting (A) a brief description of the business desired to be brought before the meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Corporation’s Certificate of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person (as defined in Section l(f) of this Article I) covered by clauses (C), (D) and (F) below, (C) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions (as defined in Section l(f) of this Article I) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 1(f) of this Article I) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business, (E) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting and (F) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal. In addition, any stockholder who submits a notice pursuant to this Section 1(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1(d) of this Article I.

(iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 1(c) and Section 9 of this Article I) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1(b). At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(c) Nominations at Annual Meetings of Stockholders.

(i) Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 1(c) or Section 9 of this Article I shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors, (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 1(c)(ii) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 1(c)(ii), or (C) by any stockholder of the Corporation pursuant to Section 9 of Article I of these Bylaws. Clause (B) of this Section 1(c)(ii) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors (other than nominations included in the Corporation’s proxy materials pursuant to Section 9 of this Article I) at an annual meeting of stockholders. Any nominations by stockholders at an annual meeting of stockholders shall be made pursuant to timely notice in proper written form as described in Section 1(c)(iii) of this Article I to the Secretary of the Corporation. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors pursuant to this Section 1(c) must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such stockholder’s notice must be delivered by the later of (C) the tenth day following the day of the Public Announcement of the date of the annual meeting or (D) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper written form, a stockholder’s notice for nomination of persons for election to the Board of Directors shall (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director of the Corporation, (1) set forth the name, age, business address and residence address of the person, (2) set forth the principal occupation or employment of the person, (3) set forth the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) set forth the date such shares were acquired and the investment intent of such acquisition, (5) include a completed written questionnaire (in the form previously provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stockownership and independence of such person, and (6) set forth any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected);

and (B) as to the stockholder giving the notice (1) the name and address of such stockholder, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (2), (3), (5) and (6) below, (2) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (3) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (5) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (6) a representation as to whether such stockholder or any Stockholder Associated Person intends (x) to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act (“Rule 14a-19”) and (y) to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares to elect such nominee or otherwise to solicit proxies from stockholders in support of the nomination (including, as applicable, the percentage required under Rule 14a-19). In addition, any stockholder who submits a notice pursuant to this Section 1(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1(d) of this Article I. At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

(iv) Notwithstanding anything in the third sentence of Section 1(c)(ii) of this Article I to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 1(c)(ii) of this Article I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

(v) Notwithstanding the foregoing provisions of this Section 1(c) of this Article I, unless otherwise required by law, (A) no stockholder giving notice as to nominations pursuant to this Section 1(c) of this Article I shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 in connection with the solicitation of such proxies, including the provision to the Corporation of notices required hereunder in a timely manner, and (B) if any such stockholder (1) provides notice pursuant to Rule 14a-19(b) and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3), including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder providing notice as to nominations pursuant to this Section 1(c) of this Article I provides notice pursuant to Rule 14a-19(b), then such stockholder shall (A) promptly notify the Corporation if it subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) and (B) deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).

(d) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 1 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of stockholders and as of the date that is twelve (12) days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than seven (7) days after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of twelve (12) days prior to the meeting of stockholders or any adjournment or postponement thereof).

(e) Requirements of Exchange Act. In addition to the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to proposals as to any other business to be considered pursuant to these Bylaws regardless of the stockholder’s intent to utilize Rule 14a-8 promulgated under the Exchange Act. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

(f) Definitions. For purposes of these Bylaws, the term:

(i) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(ii) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(iii) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(iv) “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

Section 2. Special Meetings of Stockholders.

(a) Special meetings of the stockholders may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or by the stockholders of the Corporation following receipt by the Secretary of the Corporation of a written request for a special meeting (a “Special Meeting Request”) from record holders owning at least twenty percent (20%) of the Corporation’s outstanding common stock (the “Requisite Holders”) if such Special Meeting Request complies with the requirements set forth in this Section 2. The Board of Directors shall determine whether all such requirements have been satisfied, and such determination shall be binding on the Corporation and its stockholders. If a Special Meeting Request complies with this Section 2, the Board of Directors shall determine the place, date and time of a special meeting requested in such Special Meeting Request and promptly call the special meeting requested in such Special Meeting Request; provided, however, that the Board of Directors may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”, and the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) for stockholder approval at any other meeting of stockholders that is held not less than one hundred twenty (120) days after the Secretary receives such Special Meeting Request. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting called by the Board of Directors.

(b) Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to the Board of Directors’ notice of meeting. To be properly brought before a special meeting, proposals of business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (2) otherwise properly requested to be brought before the special meeting by the Requisite Holders in accordance with these Bylaws; provided, however, that with regard to this clause (2), the Board of Directors may submit its own proposal(s) for consideration at such special meeting pursuant to the notice of meeting. For the calling of a special meeting to propose business to be properly requested by the Requisite Holders, each of the Requisite Holders must (A) be a stockholder of record at the time of giving of notice of such special meeting by or at the direction of the Board of Directors and at the time of the special meeting, (B) be entitled to vote at such special meeting and (C) comply with the procedures set forth in these Bylaws.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Board of Directors’ notice of meeting only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 2(b) and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the procedures set forth in these Bylaws and the Certificate of Incorporation as to such nomination. For the avoidance of doubt, the preceding two sentences shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders or to bring other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 promulgated under the Exchange Act and included in the Corporation’s notice of meeting). Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 2 shall be eligible for election to the Board of Directors at a special meeting of stockholders.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice thereof in proper written form as described in this Section 2 to the Secretary of the Corporation. To be timely pursuant to the immediately preceding sentence, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 1(c)(iii) of this Article I. In addition, any stockholder who submits a notice pursuant to this Section 2(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2(c) of this Article I. At a special meeting, the chairman of the meeting shall determine, if the facts warrant, that a proposal or nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective proposal or nomination shall be disregarded. Notwithstanding any provision of these Bylaws, in the case of a special meeting requested by stockholders pursuant to a Special Meeting Request, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to such Special Meeting Request.

(c) Without qualification or limitation, for the calling of a special meeting to propose business to be properly requested by the Requisite Holders pursuant to this Section 2, the Requisite Holders must have given timely delivery of the Special Meeting Request, which Special Meeting Request must comply with the requirements of Section 1(b)(iii) of this Article I, and timely updates and supplements thereof, in writing to the Secretary of the Corporation, and such business must otherwise be a proper matter for stockholder action under applicable law. A Special Meeting Request must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation and shall only be valid if it is signed and dated by each of the Requisite Holders. Notwithstanding anything to the contrary contained in these Bylaws, a Special Meeting Request shall not be valid if (1) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (2) a Similar Item was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Corporation of such Special Meeting Request, (3) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held, or (4) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of stockholders. In no event shall any adjournment, deferral or postponement of a special meeting, or the Public Announcement thereof, commence a new time period (or extend any time period) for the giving of a Special Meeting Request as described in this Section 2.

The Requisite Holders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, that the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

Notwithstanding the foregoing provisions of this Section 2, if none of the Requisite Holders (or a representative thereof) appears to present the proposal(s) submitted by the Requisite Holders for consideration at the special meeting or if the Requisite Holders giving the Special Meeting Request no longer represent at least twenty percent (20%) of the Corporation’s outstanding common stock or if any of the Requisite Holders fails to timely provide any information required to be provided to update a Special Meeting Request, the Corporation need not present such proposal(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(d) Any stockholder who submits a notice or a Special Meeting Request pursuant to this Section 2 is required to update and supplement the information disclosed in such notice or Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting of stockholders and as of the date that is twelve (12) days prior to such special meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than seven (7) days after the record date for the special meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the special meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of twelve (12) days prior to the special meeting of stockholders or any adjournment or postponement thereof).

(e) In addition to the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations to be considered pursuant to these Bylaws regardless of the stockholder’s intent to utilize Rule 14a-8 promulgated under the Exchange Act. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

Section 3. Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting if the date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting on the electronic network used for the virtual meeting or (c) set forth in the original notice of meeting given in accordance with this Section 3; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

Section 5. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6. Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any stockholder soliciting proxies from other stockholder must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

Excepted as provided in Article II, Section 2 and in this paragraph, in uncontested director elections, each director shall be elected by the affirmative vote of the majority of the votes cast at an annual meeting of stockholders. The affirmative vote of the majority of the votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. Incumbent directors who fail to receive a majority of the vote shall remain in office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. In a contested election, the directors shall be elected by a plurality of the votes cast. Except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of ten (10) days ending on the day before the meeting date in the manner provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Proxy Access.

(a) Inclusion of Stockholder Nominee in Corporation’s Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 9 of Article I, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds under common management and sharing a common investment adviser) that satisfies the requirements of this Section 9 of Article I (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 9 of Article I to have such nominee included in the Corporation’s proxy materials pursuant to this Section 9 of Article I. For purposes of this Section 9 of Article I, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 9(g) hereof). Subject to the provisions of this Section 9 of Article I, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder or Stockholder Nominee. This Section 9 of Article I provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

(b) Notice of Proxy Access Nomination. In addition to any other applicable requirements, for a Stockholder Nominee to be eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 9 of Article I, the Eligible Stockholder must give timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than 120 or more than 150 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials with respect to the preceding year’s annual meeting; provided, however, that, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Eligible Stockholder must be so received not later than the close of business on the later of (i) the 135th day before such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined in Section 4(f) of Article I) of the date of such meeting is first made by the Corporation. In no event shall any adjournment, deferral or postponement of an annual meeting or the Public Announcement thereof commence a new time period for the giving of an Eligible Stockholder’s Notice of Proxy Access Nomination pursuant to this Section 9 of Article I.

(c) Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Permitted Number”) shall be the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 9 of Article I (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that if the Corporation has a classified Board of Directors, the Permitted Number is subject to reduction so that the Permitted Number for any annual meeting shall not exceed one-half of the number of directors to be elected at such annual meeting as noticed by the Corporation (rounded down to the nearest whole number); and provided further that the Permitted Number for any particular annual meeting shall be reduced but not below zero by:

(i) the number of individuals nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 9 of Article I whose nominations are subsequently withdrawn,

(ii) the number of individuals nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 9 of Article I whom the Board of Directors decides to nominate for election to the Board of Directors,

(iii) the number of nominees recommended by the Board of Directors who will be included in the Corporation’s proxy materials pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders),

(iv) the number of directors serving on the Board of Directors as of the Final Proxy Access Nomination Date who were previously included in the Corporation’s proxy materials as Stockholder Nominees (including any individual counted as a Stockholder Nominee pursuant to the preceding clause (ii)) during the prior two annual meetings; and

(v) the number of individuals for whom the Secretary of the Corporation shall have received one or more valid stockholder’s notices (whether or not subsequently withdrawn) relating to the nomination of such individuals for election to the Board of Directors pursuant to Section 1(c) of Article I.

In the event that one or more vacancies occurs on the Board of Directors for any reason after the Final Proxy Access Nomination Date but on or before the date of the annual meeting and the Board of Directors resolves to reduce the number of directors on the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors on the Board of Directors as so reduced. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 9 of Article I shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 of Article I exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 of Article I exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 9 of Article I from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination (with any Stockholder Nominee who is the sole nominee of an Eligible Stockholder deemed to have its highest ranking). If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 9 of Article I from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 9 of Article I from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d) Eligible Stockholder Requirements. In order to make a nomination pursuant to this Section 9 of Article I, an Eligible Stockholder must have owned (as defined below) at least three percent (3%) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 9 of Article I and the record date for the determination of stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 9 of Article I, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate, but not including any hedging across a broad multi-industry investment portfolio solely with respect to currency risk, interest-rate risk or, using a broad index-based hedge, equity risk. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares and includes in its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and prior to the record date for the meeting and (B) will continue to hold such shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 9 of Article I, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(e) Proper Form of Proxy Access Nomination. To be in proper written form for purposes of this Section 9 of Article I, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i) a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned (as defined in Section 9(d) hereof) continuously during the Minimum Holding Period;

(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide to the Secretary of the Corporation (A) within ten (10) days after the record date for the determination of stockholders entitled to vote at the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv) the information and consent that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 1(c) of Article I of these Bylaws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director, if elected;

(v) a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 9 of Article I, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any person as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) an undertaking that the Eligible Stockholder agrees to (A) assume all liability resulting from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or relating to the information that the Eligible Stockholder provided to the Corporation and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually from and against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees relating to any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or relating to the information that the Eligible Stockholder provided to the Corporation, or arising out of any activity by the Eligible Stockholder in connection with any such nomination and (B) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 9 of Article I (including withdrawal of the nomination);

(viii) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds under common management and sharing a common investment adviser are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and share a common investment adviser;

(ix) information as necessary to permit the Board of Directors to determine that the Stockholder Nominee is independent under the applicable listing standards, any applicable rules of the Securities and Exchange Commission, the Corporate Governance Guidelines of the Corporation and any publicly disclosed standards used by the Board of Directors (“Independence Standards”) to determine and disclose the independence of the Corporation’s directors;

(x) a written representation and agreement, in the form provided by the Secretary of the Corporation, that the Stockholder Nominee will comply, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the Corporation’s Corporate Governance Guidelines, corporate policies, corporate directives, and policies and guidelines regarding conflicts of interest, confidentiality, stock ownership and trading, any other codes of conduct, codes of ethics, policies and guidelines of the Corporation or any rules, regulations and listing standards, in each case as applicable to the Corporation’s directors;

(xi) a written representation and agreement that the Stockholder Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (2) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, in each case, unless the terms of such agreement, arrangement or understanding has been disclosed to the Corporation or (3) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(xii) a description of all agreements, arrangements or understandings between the Eligible Stockholder and each Stockholder Nominee and any other person or persons, including the Stockholder Nominee, such beneficial owners and control persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Eligible Stockholder or that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the Eligible Stockholder making the nomination and any beneficial owner or control person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(xiii) any information as may be requested in a written questionnaire provided by the Secretary of the Corporation upon written request, with such completed questionnaire signed by the Stockholder Nominee; and

(xiv) an irrevocable letter of resignation signed by the Stockholder Nominee providing that such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (1) the information provided to the Corporation with respect to such Stockholder Nominee pursuant to this Section 9(e) of Article I was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (2) such Stockholder Nominee, or the Eligible Stockholder who nominated such Stockholder Nominee, failed to comply with any obligation owed to the Corporation or breached any representation made under or pursuant to these Bylaws.

(f) Additional Information. In addition to the information required pursuant to Section 9(e) of Article I or any other provision of these Bylaws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (x) that may reasonably be required by the Corporation to determine that the Stockholder Nominee would be independent under the Independence Standards, (y) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (z) that may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation and (ii) the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

(g) Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”) for inclusion in the Corporation’s proxy materials for the annual meeting. Only one Supporting Statement may be submitted by an Eligible

Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 9 of Article I, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(h) Update and Supplement of Proxy Access Nomination. In the event any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information to the Corporation pursuant to this Section 9 of Article I shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for the determination of stockholders entitled to vote at the annual meeting.

(i) Exclusion. Notwithstanding anything to the contrary contained in this Section 9 of Article I, the Corporation shall not be required to include, pursuant to this Section 9 of Article I, a Stockholder Nominee in its proxy materials, or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote have been received by the Corporation: (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any person as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (ii) who would not be an independent director under the Independence Standards, (iii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the three (3) years preceding the date on which the Notice of Proxy Access Nomination is delivered, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the ten (10) years preceding the date on which the Notice of Proxy Access Nomination is delivered, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise breaches or fails to comply with any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations under this Section 9 of Article I, or (ix) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the annual meeting.

(j) Breach. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee or the applicable Eligible Stockholder breaches or fails to comply with any of its or their obligations, agreements or representations under this Section 9 of Article I or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 9 of Article I or dies or otherwise becomes ineligible or unavailable for election at the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (z) the Board of Directors or the chairperson of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 9 of Article I, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(k) Nominating Stockholder Undertakings. Whenever the Eligible Stockholder consists of a group of stockholders (including two or more funds under common management and sharing a common investment adviser), (i) each provision in this Section 9 of Article I that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (ii) a breach of, or failure to comply with, any obligation, agreement or representation under this Section 9 of Article I by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(l) Loss of Eligibility by a Stockholder Nominee. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 9 of Article I for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 1(c).

(m) Interpretation. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 9 of Article I and Section 1(c) and to make any and all determinations necessary or advisable to apply such sections to any persons, facts or circumstances, including, without limitation, the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder; (ii) whether outstanding shares of the Corporation’s common stock are “owned” for the purposes of meeting the ownership requirements of this Section 9 of Article I; (iii) whether a Notice of Proxy Access Nomination complies with the requirements of this Section 9 of Article I; (iv) whether a person satisfies the qualifications and requirements imposed by this Section 9 of Article I to be a Stockholder Nominee; (v) whether the inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards; and (vi) whether any and all requirements of Section 1(c) and this Section 9 of Article I have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.

ARTICLE II. BOARD OF DIRECTORS

Section 1. Number of Directors.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

Section 2. Newly Created Directorships and Vacancies.

Any vacancies and newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are entitled to fill under the Corporation’s Certificate of Incorporation) shall be filled in accordance with Section VII of the Corporation’s Certificate of Incorporation. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the Whole Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE III. COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV. OFFICERS

Section 1. Generally.

The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers (including a Vice Chairman of the Board and a Chairman Emeritus) as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

Section 2. Chief Executive Officer.

The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the chief executive officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3. Chief Financial Officer.

The Board of Directors may designate an officer of the Corporation as the chief financial officer of the Corporation. The chief financial officer shall have general responsibility for the management and control of the financial operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief financial officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors and the chief executive officer, the chief financial officer shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of other officers (other than the Chairman of the Board, any Vice Chairman, and the Chief Operating Officer), employees and agents of the Corporation as directed by the Chief Executive Officer.

Section 4. Chief Operating Officer.

The Board of Directors may designate an officer of the Corporation as the chief operating officer of the Corporation. The chief operating officer shall have general responsibility for the management and control of the operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors and the chief executive officer, the chief operating officer shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of other officers (other than the Chairman of the Board, any Vice Chairman, and the Chief Financial Officer), employees and agents of the Corporation as directed by the Chief Executive Officer.

Section 5. Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 6. Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 7. Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9. Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 10. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V. STOCK

Section 1. Certificated and Uncertificated Stock.

Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Delaware General Corporation Law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Such certificates shall exhibit the holder’s name and number of shares and shall be signed by the Chairman or a Vice Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of such signatures on the certificate may be a facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

Section 3. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI. NOTICES

Section 1. Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VII. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article VII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3. Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6. Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Nature of Rights.

The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VIII. MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6. Severability.

Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 7. Exclusive Forum.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation, or these Bylaws (as either may be amended or restated) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person who, or entity that, holds, purchases or otherwise acquires any interest in any security of the

Corporation will be deemed (x) to have notice of, and to have consented to, the provisions of this Bylaw, and (y) to consent to the personal jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Bylaw. If any action the subject matter of which is within the scope of this Bylaw is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the Delaware Court of Chancery or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce this Bylaw and (B) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Bylaw.

(c) Notwithstanding anything to the contrary in this Section 7 of Article VIII, the provisions of this Section 7 of Article VIII shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

(d) If any provision or provisions of this Section 7 of Article VIII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 7 of Article VIII (including, without limitation, each portion of any paragraph of this Section 7 of Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX. AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

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